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                                                                     Exhibit 23b





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-105704 of PSEG Power LLC (the "Company") on Form S-3 of our report dated February 28, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph for the adoption of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" described in
Note 3), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2004.


/s/ Deloitte & Touche LLP

February 28, 2005